UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2011 (February 10, 2011)

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 10, 2011, Information Services Group, Inc. (“ISG” or the “Company”) executed an Asset Purchase Agreement (the “Agreement”) with Salvaggio & Teal Ltd. (d/b/a Salvaggio, Teal & Associates, “STA”), Salvaggio & Teal II, LLC, Mitt Salvaggio, Kirk Teal, Nathan Frey and International Consulting Acquisition Corp. a wholly-owned subsidiary of ISG and consummated the acquisition of substantially all of the assets and assumption of certain specified liabilities of STA (collectively, the “Asset Purchase”).

Under the terms of the Agreement, ISG acquired the specified assets for cash consideration of $9,000,000, subject to certain adjustments.  In addition, the sellers under the Agreement (the “Sellers”) are eligible to receive up to $7.75 million of earn-out payments for fiscal years 2011-2015 if certain revenue and earnings targets are met: (i) for fiscal year 2011, the Sellers will receive $2 for every $1 of revenue of the STA business in excess of $9.0 million (the “2011 Earn-Out Payment”) provided that (A) such amount shall not exceed $2.0 million and (B) in order to receive the maximum 2011 Earn-Out Payment (I) all material consents to assignment must be received from STA clients by December 31, 2011 or (II) revenue for the STA business for fiscal 2011 must be greater than or equal to $15.0 million; (ii) for fiscal years 2012 through 2015, the Sellers will receive 2.5x the dollar amount of EBITDA (as defined in the Agreement) for the STA business in excess of $2.2 million (the “Part I Earn-Out Payments”) provided that (A) no Part I Earn-Out Payment for any fiscal year shall exceed $1.25 million and (B) the cumulative amount of all Part I Earn-Out Payments shall not exceed $3.75 million; and (iii) for fiscal years 2012-2015, the Sellers will receive 30% of any EBITDA for the STA business in excess of $2.7 million (the “Part II Earn-Out Payments”) provided that the cumulative amount of all Part II Earn-Out Payments shall not exceed $2.0 million.  Finally, the Sellers were granted 250,000 restricted shares of ISG common stock (the “ISG Restricted Shares”) that will vest if the commercial enterprise resource planning (ERP) revenue of ISG and its affiliates is at least $10 million for a trailing 12-month period on or before December 31, 2015.

The foregoing summary of the Agreement does not purport to be complete.  Additionally, the foregoing summary of the Agreement is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 10, 2011, the Company completed the Asset Purchase.  The material terms of the Asset Purchase are described under Item 1.01 hereof and are incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Agreement, on February 10, 2011, the Company issued to the sellers under the Agreement the ISG Restricted Shares.  In issuing the ISG Restricted Shares, the Company relied on the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in claiming exemption from registration under the Securities Act.

ITEM 7.01 REGULATION FD DISCLOSURE

On February 10, 2011, representatives of the Company and STA held an investor call which was webcast to discuss the transaction.  The Company is furnishing the slide presentation that it used at its teleconference and webcast on February 10, 2011, and which it may use from time to time in presentations related to the transaction.  The slides are “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporates them by reference in a document filed under the Securities Act or the Exchange Act.  By filing this Form 8-K and furnishing this information, the registrant makes no admission as to the materiality of the information included in the slides.  The registrant undertakes no duty or obligation to publicly update or revise the information included in the slides, although it may do so from time to time as the Company’s management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure. The Company will make copies of the slides available for viewing at www.informationsg.com, although the Company reserves the right to discontinue that availability at any time.  A copy of the investor presentation is attached hereto as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

On February 10, 2011, the Company issued a press release announcing the execution of the Agreement and consummation of the Asset Purchase.  A copy of the press release is attached hereto as Exhibit 99.2.

The information provided pursuant to this Item 8.01, including Exhibit 99.2 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

2.1           Asset Purchase Agreement, dated as of February 10, 2011, by and among Salvaggio& Teal Ltd. (d/b/a Salvaggio, Teal & Associates), Salvaggio & Teal II, LLC, Mitt Salvaggio, Kirk Teal, Nathan Frey, International Consulting Acquisition Corp. and Information Services Group, Inc. (for purposes of Sections 2.07, 2.08(f), 2.08(g) and 9.01 only)

99.1         Investor Presentation dated February 10, 2011

99.2         Press Release of Information Services Group, Inc. dated February 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2011	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Asset Purchase Agreement, dated as of February 10, 2011, by and among Salvaggio& Teal Ltd. (d/b/a Salvaggio, Teal & Associates), Salvaggio & Teal II, LLC, Mitt Salvaggio, Kirk Teal, Nathan Frey, International Consulting Acquisition Corp. and Information Services Group, Inc. (for purposes of Sections 2.07, 2.08(f), 2.08(g) and 9.01 only)

99.1	Investor Presentation dated February 10, 2011

99.2	Press Release of Information Services Group, Inc. dated February 10, 2011